Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated July 30, 2020 with respect to the consolidated financial statements and internal control over financial reporting of Eros STX Global Corporation (formerly known as Eros International Plc) included in the annual report on Form 20-F for the year ended March 31, 2020. We consent to the incorporation by reference of the aforementioned reports in this Registration Statement.

/s/ Grant Thornton Bharat LLP

Mumbai, India

December 16, 2020